Exhibit 99.1

Mannatech Reports Second Quarter 2013 Financial Results

(COPPELL, Texas) July 31, 2013 — Mannatech, Incorporated (NASDAQ: MTEX), a leading developer and provider of nutritional supplements and skin care products based on Real Food Technology® solutions, today reported a net income of $0.8 million, or $0.30 per diluted share, for the second quarter ending June 30, 2013, as compared to a net loss of $2.5 million, or $0.93 per diluted share, for the second quarter of 2012. Net sales for the second quarter of 2013 were $44.8 million, an increase of 2.7% as compared to $43.6 million in the second quarter of 2012.

Net sales for North America declined 6.6% to $21.3 million as compared to $22.8 million in the second quarter of 2012. This decline in revenue was primarily due to a decrease in the revenue generated per active associate and member.

Net sales for Asia/Pacific increased 17.1% to $19.9 million as compared to $17.0 million in the second quarter 2012 due to an increase in the number of active associates. This increase in revenue was due to an increase in the number of active associates and members and an increase in the revenue generated per active associate and member.

Net sales for Europe, the Middle East and Africa (“EMEA”) declined 5.2% to $3.6 million as compared to $3.8 million in the second quarter of 2012. This decline was due to the unfavorable impact on net sales of fluctuations in foreign currency exchange rates.

Recruiting increased 31.2% in the second quarter 2013 as compared to the second quarter of 2012.  The number of new independent associates and members for the second quarter of 2013 was approximately 36,200, as compared to 27,600 in 2012.  The total number of independent associates and members based on a 12-month trailing period was approximately 240,000 as of June 30, 2013, as compared to 230,000 as of June 30, 2012.

Dr. Robert Sinnott, CEO & Chief Science Officer, commented, “We are optimistic the business climate will continue to improve. The net increase in active associates and members appears to be reversing the sales trend and our continual improvement in operating efficiencies is producing profit as well as positive cash flow.”

Mannatech will host a conference call to discuss the quarter’s results with investors on Wednesday, August 7, 2013 at 9 a.m. CDT, 10 a.m. EDT. The live call will be webcast and can be accessed on Mannatech’s website at http://ir.mannatech.com.

For those unable to listen to the live broadcast, a replay will be available shortly after the call. The toll-free replay number is (855) 859-2056 (International (404) 537-3406); the Conference ID to access the call is 25004753.

Individuals interested in Mannatech’s products or in exploring its business opportunity can learn more at Mannatech.com.

CONSOLIDATED BALANCE SHEETS – (UNAUDITED)
(in thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
ASSETS	(unaudited)
Cash and cash equivalents	$17,787	$14,377
Restricted cash	1,513	1,515
Accounts receivable, net of allowance of $89 and $20 in 2013 and 2012, respectively	246	324
Income tax receivable	19	884
Inventories, net	14,165	15,154
Prepaid expenses and other current assets	3,045	2,487
Deferred tax assets	578	561
Total current assets	37,353	35,302
Property and equipment, net	3,832	4,825
Construction in progress	—	8
Long-term restricted cash	4,231	3,736
Other assets	2,942	3,187
Long-term deferred tax assets	621	502
Total assets	$48,979	$47,560

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current portion of capital leases	$906	$780
Accounts payable	5,719	4,154
Accrued expenses	7,411	6,348
Commissions and incentives payable	6,235	7,373
Taxes payable	3,684	3,901
Current deferred tax liability	271	179
Deferred revenue	1,504	1,486
Total current liabilities	25,730	24,221
Capital leases, excluding current portion	700	938
Long-term deferred tax liabilities	7	2
Other long-term liabilities	1,679	2,178
Total liabilities	28,116	27,339

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 2,768,972 shares issued and 2,647,735 shares outstanding	—	—
Additional paid-in capital	42,626	42,614
Accumulated deficit	(5,492)	(6,920)
Accumulated other comprehensive loss	(1,475)	(677)
Less treasury stock, at cost, 121,237 shares in 2013 and 2012	(14,796)	(14,796)
Total shareholders’ equity	20,863	20,221
Total liabilities and shareholders’ equity	$48,979	$47,560

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)
(in thousands, except per share information)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012
Net sales	$44,801	$43,611	$86,467	$88,113
Cost of sales	8,694	8,852	16,391	17,127
Gross profit	36,107	34,759	70,076	70,986

Operating expenses:
Commissions and incentives	19,181	18,637	36,722	37,622
Selling and administrative	8,541	9,945	17,172	19,600
Depreciation and amortization	588	921	1,225	3,379
Other operating costs	6,247	6,662	12,752	13,847
Total operating expenses	34,557	36,165	67,871	74,448

Income (loss) from operations	1,550	(1,406)	2,205	(3,462)
Interest income (expense)	17	21	4	(32)
Other income (expense), net	(1,420)	(805)	(1,003)	87
Income (loss) before income taxes	147	(2,190)	1,206	(3,407)

Provision for income taxes	637	(265)	222	(448)
Net income (loss)	$784	$(2,455)	$1,428	$(3,855)

Income (loss) per share:
Basic	$0.30	$(0.93)	$0.54	$(1.46)
Diluted	$0.30	$(0.93)	$0.54	$(1.46)

Weighted-average common shares outstanding:
Basic	2,648	2,648	2,648	2,648
Diluted	2,655	2,648	2,658	2,648

The approximate number of new and continuing independent associates and members who purchased our packs or products during the twelve months ended June 30 was as follows:

	2013		2012
New	108,000	45.0%	87,000	37.8%
Continuing	132,000	55.0%	143,000	62.2%
Total	240,000	100.0%	230,000	100.0%

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech’s proprietary products are available through independent sales associates around the globe including North America, Asia/Pacific, and EMEA. For more information, visit Mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “anticipate,” “believe,” “will,” “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

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Contact Information:
Donna Giordano
Manager, Executive Office Administration
972-471-6512
ir@mannatech.com
www.mannatech.com